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                                                                     Exhibit (q)

                               POWER OF ATTORNEY

The undersigned, an officer of CitiStreet Funds, Inc., does hereby make, constitute and appoint as my true and lawful attorneys in fact Paul S. Feinberg and Lori M. Renzulli, or either of them severally, to sign in my name, place and stead any and all registration statements for CitiStreet Funds, Inc., under the Securities Act of 1993 and/or the Investment Company Act of 1940 and any and all amendments thereto filed with the Securities and Exchange Commission.

/s/ Matthew Riordan
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Matthew Riordan

February 22, 2005